Exhibit 10.8

         AGREEMENT dated as of November 18, 1998 between MASTEC, INC. (the
                "Company") and JOEL T. CITRON (the "Executive").


                  The Executive is skilled in financial matters and possesses knowledge of the business, products and operations of the Company. The Executive and the Company believe that it is in their respective interests to enter into an employment agreement whereby, for the consideration specified herein, including options to purchase shares of Common Stock of the Company, $.10 par value (the "Common Stock"), Executive shall provide the services specified herein.

     ACCORDINGLY, in consideration of the mutual covenants and obligations hereinafter set forth, the parties agree as follows:

SECTION 1.                   EMPLOYMENT OF EXECUTIVE.

                  The Company hereby employs the Executive and the Executive hereby accepts such employment upon the terms and conditions hereinafter set forth.

SECTION 2.                   TERM.

                  The Executive's employment hereunder shall be for the period (the "Employment Period") commencing on the date hereof (the "Commencement Date") and ending on (a) the second anniversary of the date hereof, or (b) such earlier date upon which the employment of the Executive shall terminate in accordance with the provisions hereof (the date of termination being hereinafter called the "Termination Date"). The Employment Period may be extended by agreement of the Company and the Executive.

SECTION 3.                   SERVICES; OFFICES.

(a) The Executive shall be the Vice Chairman of the Company. The Executive shall direct and supervise the finance, administrative and mergers and acquisitions activities of the Company. The Executive shall report only directly to the Chairman of the Board of Directors of the Company (the "Board") or to the Board as a whole. The Company shall maintain for the Executive's exclusive use an office at the Company's headquarters facility in Miami, Florida and shall provide secretarial and other support personnel for the Executive, in each case commensurate with the Executive's status as an executive officer equal to or higher than all other executive officers of the Company with the exception of the Chairman of the Company. The Company shall also maintain for the Executive an office in New York City.

(b) The Company shall use its best efforts to assure that the Executive is elected a member of the Board. If the stockholders of the Company fail during the Employment Period to elect the Executive as a director or the Board shall fail to elect him as a member of the executive committee of the Board or shall remove him from that office other than a Termination for Cause, the Executive shall continue to receive the Salary (as defined herein) and the Executive Option (as defined herein) pursuant to this Employment Agreement.

SECTION 4.            TIME TO BE DEVOTED TO COMPANY; NO SERVICES FOR COMPETITOR.

                  During the Employment Period, the Executive shall devote such working time, attention and energies as he, in his discretion, deems reasonably necessary for the business of the Company and any subsidiaries ("Subsidiaries"). The Company acknowledges that the Executive currently is a director of other companies and is a consultant to various other businesses. The Executive may, without restriction, carry on his current activities of this nature and any other activities that he deems appropriate during the Employment Period. However, notwithstanding the foregoing, the Executive shall not during the Employment Period be employed by or provide paid consulting services for any enterprise engaged in a business that competes with the Company. The Executive resides in New York City, and the Company shall not request or require him to change residences. The Executive may from time to time provide services hereunder to the Company at its headquarters in Miami, Florida and at its other locations.

SECTION 5.                   COMPENSATION; BONUS.

(a) Upon the execution hereof, the Company shall pay to the Executive as compensation for services previously rendered a fee of $100,000.

(b) The Company shall pay to the Executive as compensation for services rendered during the Employment Period a salary of not less than $300,000 per year (the "Salary"). The Salary shall be paid in semi-monthly installments of $12,500, subject to withholding of taxes and other deductions required by law. Notwithstanding anything to the contrary contained herein, the Salary payable for services rendered during the first twelve months of the Employment Period shall be paid by the Company to the Executive in any event.

(c) In addition to the Salary, the Company shall pay the Executive a cash bonus (each, a "Bonus") as follow:

(i) if the price per share of the Common Stock reaches $26 or more (determined in accordance with clause (f) below) on the last trading day of a calendar year or for any period of 5 consecutive trading days in the month of December in such year (the "First Threshold Pricing Period") during the Employment Period, then the Company shall pay to the Executive a Bonus of $300,000 in January next following such year; and

(ii) if the price per share of the Common Stock reaches $30 or more (determined in accordance with clause (f) below) on the last trading day of a calendar year or for any period of 5 consecutive trading days in the month of December in such year (the "Second Threshold Pricing Period") during the Employment Period, then the Company shall pay to the Executive an additional Bonus of $300,000 (for a total of $600,000 payable under clauses (i) and (ii) of this subsection (c) as Bonuses), in January next following such calendar year; and

(iii) in the event of a Change of Control during the Employment Period or within 180 days thereafter in a transaction initiated during the Employment Period, if the average sale price per share of Common Stock related to the Change of Control is $30 or more, then the Company shall pay to the Executive at the initial closing of the Change of Control, a Bonus of $600,000. "Change of Control" means any transaction or any event as a result of which (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or its Subsidiaries or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Age), directly or indirectly, of securities of the Company representing [50%] or more of the combined voting power of the Company's then-outstanding securities; or (B) during any period of two consecutive years (not including any period prior to the execution of this Employment Agreement), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (A) or (C) of this subsection) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (C) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation (either alone or in combination with new or additional voting securities held by management of the Company and its Subsidiaries and any trustee or other fiduciary holding securities under an employee benefit plan of the Company and its subsidiaries); or (D) the shareholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

(d) In addition to the Bonuses that may be awarded pursuant to Sections 5(c)(i),
(ii) or (iii) above, the Board may, on its own initiative and in its sole discretion, award cash or other bonuses to the Executive, whether or not any of the performance thresholds in Section 5(c)(i), (ii) or (iii) are achieved by the Company.

(e) In the event of a Change of Control, the Company shall pay to the Executive, immediately upon the initial closing of the Change of Control, any unpaid portion of the Salary in respect of the year in which the Change of Control occurs and any bonus earned or awarded pursuant to this Employment Agreement or otherwise awarded by the Board

(f) The price for each share shall be the Fair Value of each share. As used herein, "Fair Value" means (i) if the Common Stock is traded on the New York Stock Exchange or another public exchange, the average price at which the Common Stock traded during the 10 trading days immediately prior to the event for which Fair Value is to be calculated; (ii) if the Common Stock is available only "over-the-counter," the average price at which the Common Stock was sold during the 10 business days immediately prior to the event for which Fair Value is to be calculated; or (iii) if the Common Stock is not actively traded, its value as determined in good faith by the Board; provided, however, that if within 10 days of the determination thereof, the Executive shall object to such fair market value determination, the Fair Value shall be finally determined by an independent investment banking firm mutually selected by the Company and the Executive (or if such selection cannot be made within 10 days after one party proposes such a firm to the other, by the American Arbitration Association in accordance with its rules).

SECTION 6.                   BUSINESS EXPENSES; BENEFITS.

(a) The Company shall pay for or reimburse the Executive (at the Executive's option), in accordance with its practice for executive officers of the Company, all reasonable and necessary expenses and other disbursements incurred by the Executive for or on behalf of the Company in the performance of his duties hereunder, including, without limitation, first-class travel (including, but not limited to, airfare) to and from the Company's office or offices on behalf of or in connection with his services for the Company, and food and first-class lodging expenses while the Executive is away from home performing services for the Company. The Executive shall provide such appropriate documentation of expenses and disbursements as may from time to time be reasonably requested by the Company.

(b) The Executive (and his family) shall be covered under all of the Company's group health, dental and disability plans, or, at the Company's option, the Company shall reimburse Executive the cost of obtaining similar coverage. (c) The Company shall lease, at its expense, an automobile exclusively for the Executive's use. (d) The Executive shall receive any and all other benefits accorded by the Company to executive officers of the Company. (e) The Company shall pay for any and all attorneys' fees and related expenses incurred by the Executive with respect to the formulation, negotiation and finalizing of this Employment Agreement.


SECTION 7.                   TERMINATION FOR CAUSE.

(a) The Company may terminate the employment of the Executive hereunder at any time for Cause (as hereinafter defined) (such termination being referred to herein as a "Termination For Cause") by giving the Executive written notice of such termination, with such termination to take effect upon the receipt of such notice. "Cause" means (A) the Executive's conviction of a crime constituting a felony or (B) any of the following performed or caused by the Executive which may reasonably be anticipated to have a Material Adverse Effect and which, if curable, remains uncured for a period of fifteen (15) days after written notice thereof is delivered from the Company to the Executive: (i) the willful and continued failure to substantially perform the duties described in Section 3 (other than any failure resulting from an illness or other similar incapacity or disability), (ii) misappropriation of funds, properties or assets of the Company or any of its subsidiaries, (iii) commission of a material tort relating to the Executive's employment with the Company and (iv) breach of any fiduciary duty owed to the Company or its subsidiaries. "Material Adverse Effect" means a material adverse effect on the business, operations, financial condition, results of operations, properties, assets or liabilities of the Company and its Subsidiaries taken as a whole.

(b) Notwithstanding any provisions contained herein to the contrary, in no event shall the Company cause a Termination for Cause without a prior hearing or at least 45 days' notice to the Executive and approval of such Termination for Cause by the entire Board.

SECTION 8.                   EFFECT OF TERMINATION FOR CAUSE.

                  Upon the termination of the Executive's retention hereunder due to (a) a Termination for Cause or (b) the Executive's incapacity or disability due to accident, sickness or otherwise so as to render him mentally or physically incapable of performing the services required to be performed by him for the Company for a period of four consecutive months, or for 6 months during any twelve-month period, neither the Executive nor his beneficiary or estate shall have any further rights or claims against the Company under this Employment Agreement, except to receive (i) the unpaid portion, if any, of the Salary or bonuses provided for in Section 5, computed on a pro rata basis to the Termination Date (based on the actual number of days elapsed over a year of 365 or 366 days, as applicable), (ii) reimbursement for any expenses for which the Executive shall not have been reimbursed as provided in Section 6, and (iii) rights to the Options (as defined below) as provided in Section 11 hereof.

SECTION 9.                   OPTIONS TO PURCHASE COMMON STOCK OF THE COMPANY

                  The Company hereby confirms that effective as of November 18, 1998 (the "Grant Date") it, acting through its Board of Directors (the "Executive Option"), (i) has granted to the Executive, options to purchase up to 250,000 shares of Common Stock, pursuant to a Stock Option Agreement (the "Executive Option Agreement") dated November 18, 1998 between the Executive and the Company, and (ii) has granted to Janine Larkin options (the "Larkin Option") to purchase up to 7,500 shares of Common Stock, pursuant to a Stock Option Agreement (together with the Executive Option Agreement, the "Option Agreements"), on the terms and subject to the conditions set forth in Sections 10 through 13 hereof. Shares reserved under the Executive Option and the Larkin Option are called "Reserved Shares." The price for the Options per share is equal to $20.5625, except for 4,812 shares granted as incentive stock options under the Executive Option Agreement which are issued at $20.7813 per share.

SECTION 10.                  TERM.

              The term of each Option commenced on the Grant Date and shall expire on the seventh anniversary of the date hereof, unless such Option shall theretofore have been terminated in accordance with the terms of its respective Option Agreement.

SECTION 11.                  TIME OF EXERCISE.

(a) Unless accelerated as provided herein, the Executive Option shall become exercisable on each date set forth below (each, a "Vesting Date") as to that number of Reserved Option Shares set forth opposite such Vesting Date:

Vesting Date ..................................... No. of Reserved Option Shares
Grant Date ............................................ 66,110
May 18, 1999 ......................................... 149,564

November 18, 2000 ..................................... 34,326
(b) The Larkin Option shall be immediately exercisable as of the Grant Date (a "Vesting Date").

(c) Reserved Option Shares which vest under this Section 11 may be purchased upon exercise of an Option and are called "Vested Option Shares" hereunder.

(d)  The unvested portion of the Executive Option (i.e.,  that portion which
does not constitute   Vested  Option  Shares)  shall   terminate  or  accelerate
upon  a termination of the Executive's  employment  with the Company as follows:

(i) in the event (A) that the Executive voluntarily terminates his employment with the Company other than a termination by the Executive under Section 3(b) of this Employment Agreement or under circumstances where the Company has not breached or potentially breached a provision of this Employment Agreement, or (B) of a Termination for Cause, the unvested portion of the Executive Option shall terminate effective immediately.

(ii) in the event (A) that the Executive's employment with the Company is terminated by the Company without Cause or (B) the Executive dies or is incapacitated, then the unvested portion of the Option shall vest immediately; and

(iii)in the event of a Change of Control of the Company n connection with which the Executive's employment with the Company is terminated by the Company for any reason within the twelve-month period immediately following such Change of Control, any unvested portion of the Option shall accelerate and vest in full effective as of such termination date.

SECTION 12.              EXECUTIVE'S EMPLOYMENT.

          The Option shall not be affected by any change of duties or position of the Executive.

SECTION 13.              NOTICES.

                  All notices, claims, certificates, requests, demands and other communications relating hereto shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier guaranteeing next business day delivery, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

(a)   if to the Company, to:

                         Mastec, Inc.
                         3155 N.W. 77th Avenue
                         Miami, FL  33122-1205
                         Telephone:  305-599-1800
                         Telecopy:    305-406-1818
                         Attention:    Jorge Mas; and

(b)                           if to the Executive, to:

                         Joel T. Citron
                         660 Madison Avenue, 22nd FL
                         New York, New York
                         Telephone:  212-688-7070
                         Telecopy:    212-688-3009

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery (or if not delivered during regular business hours on such day, on the next business after the date sent),
(ii) in the case of nationally-recognized overnight courier, on the next business day after the date sent, (iii) in the case of telecopy transmission, when received (or if not received during regular business hours on such day, on the next business day after the date sent), and (iv) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.


SECTION 14.                  ENFORCEMENT; SEVERABILITY; ETC.

                  It is the desire and intent of the parties that the provisions of this Employment Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Employment Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

SECTION 15.                  BINDING AGREEMENT; BENEFIT.

                  The  provisions of this  Employment  Agreement will be binding
upon,  and  will  inure  to  the  benefit  of,  the  respective   heirs,   legal
representatives, successors and assigns of the parties.

SECTION 16.                  WAIVER OF BREACH.

                  The waiver by either party of a breach of any provision of this Employment Agreement must be in writing and shall not operate or be construed as a waiver of any other breach.

SECTION 17.                  ENTIRE AGREEMENT; AMENDMENTS.

                  This Employment Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings between the parties with respect thereto. This Employment Agreement may be amended only by an agreement in writing signed by the parties.

SECTION 18.                  HEADINGS.

                  The section headings contained in this Employment Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Employment Agreement.

SECTION 19.                  ASSIGNMENT.

                  This Employment Agreement is personal in its nature and the parties shall not, without the consent of the other, assign or transfer this Employment Agreement or any rights or obligations hereunder; provided, however, that the Company may assign this Employment Agreement to any of its affiliates and the provisions of this Employment Agreement shall inure to the benefit of, and be binding upon, each successor of the Company, whether by merger, consolidation, transfer of all or substantially all of its assets, or otherwise.

SECTION 20.                  COUNTERPARTS.

                  This Employment Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

Joel T. Citron



                  IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement effective as of the date first above written.


                                 MASTEC, INC.


                                 By: /s/ Jorge Mas
                                 -----------------
                                 Name: Jorge Mas
                                 Title: President and Chief Executive Officer

                                 By: /s/ Joel-Tomas Citron
                                 -----------------
                                 Joel-Tomas Citron